             Exhibit 10.1 - Exchange Agreement (Virginia Properties)




                               EXCHANGE AGREEMENT


                                     between


                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                         a Delaware limited partnership

                                  ("Prentiss")


                                       and


                           BRANDYWINE GRANDE B, L.P.,
                         a Delaware limited partnership

                                  ("Grande B")

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I. DEFINITIONS............................................................................................1
   1.1   Definitions..............................................................................................1
ARTICLE II. EXCHANGE OF PROPERTY; DEPOSIT; EXCHANGE VALUE; STUDY PERIOD...........................................7
   2.1   Exchange Property........................................................................................7
   2.2   Exchange Value...........................................................................................7
   2.3   Deposit..................................................................................................7
   2.4   Study Period.............................................................................................7
ARTICLE III. GRANDE B'S REPRESENTATIONS AND WARRANTIES...........................................................12
   3.1   Organization and Power..................................................................................12
   3.2   Authorization, Execution and Disclosure.................................................................12
   3.3   Non-contravention.......................................................................................12
   3.4   No Special Taxes........................................................................................13
   3.5   Compliance with Existing Laws and Restrictive Covenants.................................................13
   3.6   Personal Property.......................................................................................13
   3.7   Operating Agreements....................................................................................13
   3.8   Condemnation Proceedings; Roadways......................................................................13
   3.9   Actions or Proceedings..................................................................................13
   3.10  Bankruptcy..............................................................................................14
   3.11  Hazardous Substances....................................................................................14
   3.12  Parties in Possession...................................................................................14
   3.13  Leases..................................................................................................14
   3.14  Leased Property.........................................................................................15
   3.15  No Unpaid Charges.......................................................................................15
   3.16  Condition of Improvements...............................................................................15
   3.17  Access..................................................................................................15
   3.18  No Commitments..........................................................................................15
   3.19  Grande B Is Not a "Foreign Person"......................................................................16
   3.20  Leasing Commissions.....................................................................................16
   3.21  Other Agreements........................................................................................16
   3.22  Existing Secured Indebtedness...........................................................................16
   3.23  Employment on "At-Will" Basis...........................................................................16
   3.24  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES...........................................................16
ARTICLE IV. PRENTISS' REPRESENTATIONS AND WARRANTIES.............................................................18
   4.1   Organization and Power..................................................................................18
   4.2   Non-contravention.......................................................................................18
   4.3   Litigation..............................................................................................18
   4.4   Bankruptcy..............................................................................................18
   4.5   Authorization, Execution and Disclosure.................................................................18
ARTICLE V. CONDITIONS PRECEDENT..................................................................................18
   5.1   As to Prentiss' Obligations.............................................................................18
   5.2   As to Grande B's Obligations............................................................................20


ARTICLE VI. COVENANTS OF GRANDE B................................................................................20
   6.1   Operating Agreements....................................................................................20
   6.2   Warranties and Guaranties...............................................................................21
   6.3   Insurance...............................................................................................21
   6.4   Operation of Property Prior to Closing..................................................................21
   6.5   No Marketing............................................................................................22
   6.6   Leased Property.........................................................................................22
ARTICLE VII. CLOSING.............................................................................................23
   7.1   Closing.................................................................................................23
   7.2   Grande B's Deliveries...................................................................................23
   7.3   Prentiss' Deliveries....................................................................................25
   7.4   Mutual Deliveries.......................................................................................26
   7.5   Closing Costs...........................................................................................26
   7.6   Revenue and Expense Allocations.........................................................................26
   7.7   Delinquent Rents........................................................................................27
   7.8   Costs Associated with Certain Leasing Activities........................................................28
ARTICLE VIII. GENERAL PROVISIONS.................................................................................28
   8.1   Condemnation............................................................................................28
   8.2   Risk of Loss............................................................................................29
   8.3   Broker..................................................................................................29
   8.4   Bulk Sale...............................................................................................29
ARTICLE IX. LIABILITY OF PRENTISS; INDEMNIFICATION BY GRANDE B; DEFAULT; TERMINATION RIGHTS......................30
   9.1   Liability of Prentiss...................................................................................30
   9.2   Indemnification by Grande B.............................................................................30
   9.3   Default by Grande B/Failure of Conditions Precedent.....................................................30
   9.4   Indemnification by Prentiss.............................................................................31
   9.5   Default by Prentiss/Failure of Conditions Precedent.....................................................32
   9.6   Costs and Attorneys' Fees...............................................................................32
   9.7   Limitation of Liability.................................................................................32
ARTICLE X. MISCELLANEOUS PROVISIONS..............................................................................32
   10.1  Completeness; Modification..............................................................................32
   10.2  Assignments.............................................................................................32
   10.3  Successors and Assigns..................................................................................33
   10.4  Days....................................................................................................33
   10.5  Governing Law...........................................................................................33
   10.6  Counterparts............................................................................................33
   10.7  Severability............................................................................................33
   10.8  Notices.................................................................................................33
   10.9  Escrow Agent............................................................................................34
   10.10 Incorporation by Reference..............................................................................35
   10.11 Survival................................................................................................35
   10.12 Further Assurances......................................................................................35
   10.13 No Partnership..........................................................................................35
   10.14 Time of Essence.........................................................................................35
   10.15 Signatory Exculpation...................................................................................35
   10.16 Rules of Construction...................................................................................35
   10.17 Like-Kind Exchange......................................................................................36
   10.18 SEC Reporting (8-K) Requirements........................................................................36


   10.16 Rules of Construction................................................................................35
   10.17 Like-Kind Exchange...................................................................................36
   10.18 SEC Reporting (8-K) Requirements.....................................................................36

EXHIBITS
Exhibit A -       Land
Exhibit B -       Exchange Property
Exhibit C -       Tenant's Estoppel Certificate
Exhibit D -       Excluded Tangible Personal Property

SCHEDULES
Schedule 3.7      Assumed Operating Agreements
Schedule 3.13     Rent Roll and Accounts Receivable Report
Schedule 3.20     Outstanding Leasing Commissions
Schedule 6.4(g)   Approved New Leases

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "Agreement") is made as of this 14th day of March, 2001, between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership and/or assigns (collectively, "Prentiss"), and BRANDYWINE GRANDE B, L.P., a Delaware limited partnership ("Grande B").

                             R E C I T A T I O N S:

         A. Grande B is the owner of certain real properties located in Fairfax County, Commonwealth of Virginia, as more particularly identified on Exhibit A, attached hereto and made a part hereof for all purposes.

         B. Prentiss is desirous of acquiring such property from Grande B and Grande B is desirous of conveying such property to Prentiss, upon the terms and conditions hereinafter set forth, in exchange for the conveyance of certain property by Prentiss to Grande B in accordance with an Exchange Agreement of even date herewith between Grande B and Prentiss (the "Second Exchange Agreement").

         NOW, THEREFORE, in consideration of the foregoing premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

                                   ARTICLE I.
                                   DEFINITIONS

1.1      Definitions.  The following terms shall have the indicated meanings:

                  "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of ninety
(90) consecutive days; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) consecutive days.

                  "Applicable Laws" shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority or of any insurance boards of underwriters (or other body exercising similar functions), or any restrictive covenants or deed restrictions affecting the Property or the ownership, operation, use, maintenance or condition thereof.

                  "Assignment and Assumption Agreement" shall mean one or more assignment and assumption agreements whereby, subject to the allocation provisions in Section 7.8 hereof, (a) Grande B (1) assigns and Prentiss assumes the Assumed Operating Agreements, (2) assigns all of Grande B's right, title and interest in and to the Intangible Personal Property, to the extent assignable, and (3) indemnifies, defends and holds Prentiss and its agents, employees, officers, directors, shareholders and contractors harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Assumed Operating Agreements before the Closing Date; and (b) Prentiss indemnifies, defends and holds Grande B harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Assumed Operating Agreements after the Closing Date.

                  "Assignment of Leases" shall mean the assignment agreement, in recordable form, whereby, subject to the allocation provisions in Section 7.8 hereof, (a) Grande B (1) assigns and Prentiss assumes all of Grande B's right, title and interest in and to the Leases, and (2) indemnifies, defends and holds Prentiss and its agents, employees, officers, directors, shareholders and contractors harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Leases before the Closing Date; and (b) Prentiss indemnifies, defends and holds Grande B harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Leases after the Closing Date.

                  "Assumed Operating Agreements" shall mean the Operating Agreements described in Section 3.7 hereto which are to be assigned pursuant to the Assignment and Assumption Agreement.

                  "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or officer, any owners association created pursuant to deed restrictions affecting the Real Property or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof.

                  "Bill of Sale - Personal Property" shall mean one or more bills of sale conveying title to the Tangible Personal Property and the Intangible Personal Property from Grande B to Prentiss.

                  "Brandywine OP" shall mean Brandywine Operating Partnership, L.P., a Delaware limited partnership, which is the owner, as a limited partner, of a ninety-nine percent (99%) limited partnership interest in Grande B.

                  "Closing" shall mean the Closing of the conveyance of the Property pursuant to this Agreement and shall be deemed to occur on the Closing Date.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Closing Documents" shall mean the documents defined as such in Section 7.1 hereof.

                  "Deeds" shall mean those certain special warranty deeds conveying title to each of the Parcels and subject only to Permitted Title Exceptions affecting each such Parcel. If there is any difference between the description of any portion of the Land constituting a Parcel as shown on Exhibit A attached hereto and the description of the applicable Parcel as shown on the Survey, the description of the applicable Parcel to be contained in the applicable Deed and the description of such Parcel set forth in the Title Commitment shall conform to the description shown on the Survey.

                  "Deposit" shall mean all amounts deposited from time to time with Escrow Agent by Prentiss pursuant to Section 2.3 hereof, plus all interest or other earnings that may accrue thereon. All cash Deposits shall be invested by Escrow Agent in a commercial bank or banks acceptable to Prentiss at money market rates, or in such other investments as shall be approved in writing by Grande B and Prentiss. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement.

                  "Environmental Damages" shall mean all third-party claims, judgments, damages, losses, penalties, fines, liabilities (including, without limitation, punitive damages and strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, including, without limitation, attorneys' fees and disbursements and consultants' fees, any of which arise as a result of the existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate from the Property, or as a result of the existence of a violation of Environmental Requirements pertaining to the Property.

                  "Environmental Requirements" shall mean (i) all applicable statutes, regulations, rules, policies, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, and similar items, of all Governmental Authorities, and (ii) all judicial, administrative and regulatory decrees, judgments and orders, in each case of (i) and (ii) relating to the protection of human health or the environment from Hazardous Materials and health and safety of employees or the public from Hazardous Materials, including, without limitation, all requirements thereof pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Escrow Agent" shall mean Chicago Title Insurance Company, whose address is 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, Attention:
Ellen Schwab.

                  "Exchange Property" shall mean the real property and improvements thereon to be conveyed by Prentiss to Grande B pursuant to the Second Exchange Agreement, which real property is described on Exhibit B hereto.

                  "Exchange Value" shall mean $107,200,000.00 to be allocated among the Parcels as provided in Section 2.2 hereof.

                  "FIRPTA Certificate" shall mean the affidavit of Grande B under Section 1445 of the Internal Revenue Code, as amended, certifying that Grande B is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder), in form and substance satisfactory to Prentiss.

                  "Governmental Authority" shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic, or any of them.

                  "Grande B's Organizational Documents" shall mean the organizational documents and all amendments thereto of Grande B and Brandywine OP.

                  "Hazardous Materials" shall mean any chemical substance: (i) which is or becomes defined as a "hazardous substance," "hazardous waste," "hazardous material," "pollutant," "contaminant," or "toxic," "explosive," "corrosive," "flammable," "infectious," "radioactive," "carcinogenic," or "mutagenic" material under any law, regulation, rule, order, or other authority of the federal, state or local governments, or any agency, department, commission, board, or instrumentality thereof, regarding the protection of human health or the environment from such chemical substances including, but not limited to, the following federal laws and their amendments, analogous state and local laws, and any regulations promulgated thereunder: the Clean Air Act, the Clean Water Act, the Oil Pollution Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Emergency Planning and Community Right to Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Toxic Substances Control Act, including, without limitation, asbestos and gasoline and other petroleum products (including crude oil or any fraction thereof); (ii) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; (iii) without limitation, which contains asbestos-containing materials or urea formaldehyde foam insulation; or (iv) without limitation, radon gas; provided, however, the term "Hazardous Materials" shall not include de minimis quantities of substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with Environmental Requirements.

                  "Improvements" shall mean all buildings, improvements, fixtures and other items of real estate located on the various Parcels of Real Estate which constitute the Land.

                  "Insurance Policies" shall mean all policies of insurance maintained by or on behalf of Grande B pertaining to the Property, its operation, or any part thereof.

                  "Intangible Personal Property" shall mean all intangible personal property owned or possessed by Grande B and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, (1) Grande B's exclusive right to use any trade names associated with the Property and all variations thereof (other than variants of Brandywine's legal name, all rights to which shall be retained by Grande B), (2) the Authorizations, (3) escrow accounts (subject to the provisions of Section 7.6 hereof), utility and development rights and privileges, general intangibles, business records, plans and specifications pertaining to the Real Property and the Personal Property, and (4) any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway.

                  "Land" shall mean those certain parcels of real estate lying and being in Fairfax County, Commonwealth of Virginia, as more particularly described on Exhibit A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Grande B therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

                  "Leased Property" shall mean all leased items of personal property.

                  "Leases" shall mean all leases, tenancies and other rights of occupancy or use for any portion of the Real Property and leasehold estate, together with any and all amendments thereto.

                  "Operating Agreements" shall mean all management, service, supply and maintenance contracts, if any, in effect with respect to the Property and all other contracts (other than the Leases) that affect the Property or are otherwise related to the construction, ownership, operation, occupancy or maintenance of the Property.

                  "Owner's Title Policy" shall mean an owner's policy of title insurance issued to Prentiss by the Title Company, pursuant to which the Title Company insures Prentiss' ownership of fee simple title to the Real Property subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure Prentiss in the amount of $107,200,000.00 and shall be acceptable in form and substance to Prentiss. Prentiss may require such deletions of standard exceptions and such title endorsements as are legally available and customarily required by institutional investors purchasing property comparable to the Property in the State where the Property is situated. The description of the Land in the Owner's Title Policy shall be by courses and distances or by reference to a legal, subdivided lot and shall be identical to the description shown on the Survey.

                  "Parcel" shall mean each individual tract of the Real Property described on Exhibit A hereto.

                  "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are satisfactory to Prentiss as determined pursuant to Section 2.4(d) hereof.

                  "Personal Property" shall mean collectively the Tangible Personal Property and the Intangible Personal Property.

                  "Prentiss' Objections" shall mean the objections defined as such in Section 2.4(d) hereof.

                  "Prentiss' Organizational Documents" shall mean the organizational documents and all amendments thereto of Prentiss.

                  "Property" shall mean collectively the Real Property and the Personal Property.

                  "Real Property" shall mean the Land and the Improvements.

                  "Rent Roll" shall have the meaning ascribed to such term in
Section 2.4(b)(2) of this Agreement.

                  "Second Exchange Agreement" shall have the meaning ascribed to such term in Recital B above.

                  "Study Period" shall mean the period commencing on the date this Agreement has been fully executed and delivered by all parties hereto, and continuing through February 16, 2001. Except as expressly noted herein to the contrary, time periods herein referred to shall mean the time periods as in effect, from time to time, at Dallas, Texas.

                  "Submission Matters" shall mean all items Grande B is required to deliver to Prentiss pursuant to Section 2.4(b) hereof.

                  "Survey" shall mean the survey defined as such in and prepared pursuant to Section 2.4(d) hereof.

                  "Tangible Personal Property" shall mean the items of tangible personal property consisting of all furniture, fixtures, equipment, machinery and other personal property of every kind and nature located on or used or useful in the ownership and operation of the Property and owned by Grande B, including, without limitation, Grande B's interest as lessee with respect to any such Tangible Personal Property, other than (a) the items of personal property identified on Exhibit D hereto, and (b) the Leased Property, the title to which personal property described in clauses (a) and (b) is not being transferred pursuant to this Agreement.

                  "Title Commitment" shall mean the title commitment and exception documents defined as such in Section 2.4(d) hereof.

                  "Title Company" shall mean Chicago Title Insurance Company or other title insurance underwriter selected by Prentiss.

                  "UCC Reports" shall mean the reports defined as such in
Section 2.4(d) hereof.

                  "Utilities" shall mean public sanitary and storm sewers, natural gas (if any), telephone, public water facilities, electrical facilities and all other utility facilities and services (if any) necessary or appropriate for the operation and occupancy of the Property as an office building.

                  "Warranties and Guaranties" shall mean all warranties and guaranties relating to the Improvements, or the Tangible Personal Property or any part thereof.

                                  ARTICLE II.
           EXCHANGE OF PROPERTY; DEPOSIT; EXCHANGE VALUE; STUDY PERIOD

         2.1 Exchange Property. On the Closing Date, Grande B agrees to transfer the Property to Prentiss in accordance with and subject to the other terms and conditions set forth herein, in exchange for the transfer of the Exchange Property by Prentiss to Grande B in accordance with and subject to the terms and conditions of the Second Exchange Agreement.

         2.2 Exchange Value. Prentiss and Grande B hereby agree that the Exchange Value of the Property is $107,200,000.00, to be allocated among the Parcels in a manner to be agreed upon by Prentiss and Grande B on or before the Closing Date.

         2.3 Deposit. Within three (3) days after the execution hereof by both Grande B and Prentiss and as a condition precedent to the effectiveness of this Agreement, Prentiss shall deliver to Escrow Agent a wire transfer or check (a) in the sum of Fifty Dollars ($50.00) (the "Independent Consideration"), payable to the order of Grande B representing the Independent Consideration for Grande B's execution of this Agreement and agreement to provide Prentiss with the Study Period (which check or the proceeds of which wire transfer shall thereafter be delivered by Escrow Agent to Grande B), and (b) in the sum of $700,000.00 (the proceeds of which wire transfer or check Escrow Agent shall deposit and invest in an interest bearing account at a financial institution acceptable to Prentiss or as otherwise agreed to in writing by Grande B and Prentiss). The proceeds of the wire transfer or check are referred to herein as the "Deposit" and Escrow Agent shall hold and invest the Deposit pursuant to the terms, conditions and provisions of this Agreement. All accrued interest on the Deposit shall become part of the Deposit. The Deposit (regardless of whether it is the proceeds of a wire transfer or check) shall be either (a) returned to Prentiss pursuant hereto, or (b) paid to Grande B pursuant hereto. For purposes of reporting earned interest with respect to the Deposit, Prentiss' Federal Tax Identification Number is 75-2672997, and Grande B's Federal Tax Identification Number is 23-2977952.

         2.4 Study Period.

             (a) Prentiss and its` agents, contractors and duly authorized representatives shall have the right, until 5:00 p.m., Dallas, Texas time on the last day of the Study Period, and thereafter unless, as provided below, Prentiss notifies Grande B in writing prior to the expiration of the Study Period that

Prentiss has elected to terminate this Agreement, to enter upon the Real Property and to perform, at Prentiss' expense, such economic, surveying, engineering, topographic, environmental, marketing and other tests, studies and investigations as Prentiss may deem appropriate. If such tests, studies and investigations do not warrant, in Prentiss' sole, absolute and unreviewable discretion, the acquisition of the Property for the purposes contemplated by Prentiss, then Prentiss may elect not to proceed with this transaction and shall notify Grande B and Escrow Agent, in writing prior to the expiration of the Study Period, that Prentiss has elected to terminate this Agreement, in which event this Agreement automatically shall terminate, the Deposit shall be promptly returned to Prentiss and Prentiss and Grande B shall be released from all further liability or obligation hereunder except those which expressly survive a termination of this Agreement. If Prentiss does not so notify Grande B of its determination to terminate this Agreement prior to the expiration of the Study Period, then Prentiss shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 2.4.

             (b) Grande B has delivered or made available at the Property the following to Prentiss:

                 (1) Copies of all Leases in effect as of the date of this Agreement, together with, to the extent in Grande B's possession or reasonably available to Grande B, copies of all correspondence received from or sent to tenants of the Property.

                 (2) a Rent Roll (herein so called) certificate (with current rent roll and accounts receivable report attached) for the Property containing the following information with respect to each Lease: (i) a description of the space occupied thereby (including square feet, type of space, floor and tenant's pro rata share of common elements), (ii) tenant's name, (iii) the commencement date and expiration date thereof, (iv) the rental rate per square foot, (v) the amount of fixed monthly rental, (vi) the amount of any percentage or other additional rental and/or common area maintenance, tax, insurance and operating expenses and any other charges payable thereunder and, if applicable, the base year used in each Lease,
     (vii) the amount of any prepayment in rental, (viii) the amount of the security deposit or any other deposit thereunder, (ix) any free rent, concessions, rebates, refunds, refurbishment allowances or other inducements which any tenant will be entitled to receive after December 31, 2000 (including, without limitation, any of the foregoing that may be payable in connection with renewals, extensions or expansions expressly contemplated in any of such Leases), (x) any options provided thereunder, including, without limitation, any renewal options, expansion options, purchase options and rights of first refusal and (xi) delinquency in rental or other charges set forth in the attached accounts receivable report.

                 (3) To the extent in Grande B's possession or reasonably available to Grande B, copies of all Authorizations including, without limitation, all certificates of occupancy, permits, authorizations, approvals (including drawings and enacting ordinances, if any), special exceptions, variances, and licenses issued by Governmental Authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the Property. For the purpose of this Agreement any Submission Matters in the possession of Grande B or Grande B's management company shall be deemed to be "reasonably available to Grande B."

                 (4) To the extent in Grande B's possession or reasonably available to Grande B: (X) operating statements showing all income and expenses, profits and losses of the Property for the previous three (3) calendar years, which shall reflect (i) ad valorem taxes for the City, County and State or Commonwealth; (ii) expenses incurred for such period for water, electricity, natural gas and other utility charges; (iii) other operating expenses; (iv) total rents collected from tenants for such periods; and (v) other revenue collected and nature of such revenue; and
     (Y) financial statements for the Property for the previous three (3) calendar years, including, if available, the reports of accountants thereon.

                 (5) Operating and capital expenditure budgets for the current calendar year and, to the extent in Grande B's possession or reasonably available to Grande B, for the previous three (3) calendar years.

                 (6) All existing surveys and title policies for the Property that are reasonably available to Grande B.

                 (7) A complete list of all Assumed Operating Agreements and leasing commission agreements in effect as of the date of this Agreement and complete copies of all such Assumed Operating Agreements and leasing commission agreements.

                 (8) A complete list of all Tangible Personal Property.

                 (9) To the extent in Grande B's possession or reasonably available to Grande B, any information in Grande B's possession or reasonably available to Grande B regarding current renditions or assessments on the Property or notices relative to change in valuation for ad valorem taxes.

                 (10) A complete list of all Warranties and Guaranties in effect as of the date of this Agreement and complete copies of all such Warranties and Guaranties.

                 (11) Copies of all soil tests, structural engineering tests, inspection reports, asbestos surveys, masonry tests, percolation tests, water, oil, gas, mineral, radon, formaldehyde, PCB or other environmental tests, audits or reports, market studies and site plans related to the Property in Grande B's possession or reasonably available to Grande B, together with copies of any and all correspondence, reports and other written documentation regarding the environmental aspects of the property or any toxic substances or equipment affecting or related to the Property.

                 (12) If in Grande B's possession or reasonably available to Grande B, copies of complete sets of all architectural, mechanical, structural and/or electrical plans and specifications used in connection with the construction of or alterations or repairs to the Property.

                 (13) If in Grande B's possession or reasonably available to Grande B, copies of as-built plans and specifications for the Property.

                 (14) Parking, structural, mechanical or other engineering reports or studies related to the Property, if any, in Grande B's possession or reasonably available to Grande B.

                 (15) To the extent in the possession of Grande B or any affiliate of Grande B or Grande B's property manager, copies of credit reports and financial information on all tenants in possession of any of the Property and of any guarantors of such tenants' obligations.

                 (16) Copies of all approvals from any owners associations having jurisdiction over the Real Property and copies of all correspondence from any such owners association.

                 (17) Copies of all Insurance Policies in effect, together with the name and telephone number of either a contact person at each insurance company or the insurance broker involved with the issuance of the Insurance Policies.

         During the Study Period and thereafter until the Closing, Grande B shall make available to Prentiss, copies of all materials, correspondence, books, records, financial statements, operating statements and any and all other materials or information relating to the Property which come into Grande B's possession or control or are otherwise reasonably available to Grande B from and after the date on which the Submission Matters were delivered to Prentiss.

         Notwithstanding anything herein to the contrary, although Prentiss has not received all of the deliveries described in this Section 2.4(b), Prentiss has completed its feasibility study pursuant to Section 2.4(a) but reserves the right to require, and Grande B hereby agrees to deliver, to the extent available to it, any item described in Section 2.4(b) not previously delivered at any time during the period expiring six (6) months after the Closing Date, which agreement shall survive the Closing Date for such six (6) month period.

             (c) Prentiss shall indemnify and defend Grande B against any loss, damage or claim for personal injury or property damage (including reasonable attorney's fees) arising from the entry upon the Property pursuant to this
Section 2.4 by Prentiss or any agents, contractors or employees of Prentiss. Prentiss, at its own expense, shall restore any damage to the Property caused by any of the tests or studies made by Prentiss. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

             (d) On or before 5:00 p.m. Dallas, Texas time on the date that is five (5) days after the date of this Agreement, Grande B shall deliver to Prentiss, at Grande B's sole cost and expense, the most recent Surveys of the Land and the Improvements for all of the Land and Improvements which constitute the Property, which are in the possession of Grande B. Such Surveys shall have been prepared by a Surveyor(s) licensed to practice in the State where the Property is located. During the Study Period, Prentiss shall have the right to update such Surveys, at Prentiss' sole cost. On or before the Closing Date, Prentiss shall cause the Title Company to furnish to Prentiss, at Grande B's sole cost and expense, (i) a title insurance commitment bearing an effective date subsequent to the date of this Agreement issued by the Title Company covering the Real Property, binding the Title Company to issue a ALTA Form Owner's Policy of Title Insurance, showing title to be held currently by Grande B in a good, indefeasible and insurable condition, together with legible copies of all documents identified in such title insurance commitment as exceptions to title certified as true and complete by the Title Company (collectively, the "Title Commitment"), and (ii) reports of searches of the Uniform Commercial Code records of both the county and State in which the Property is located (collectively, the "UCC Reports") with respect to the state of title to the

Property. Prior to the expiration of the Study Period, Prentiss shall notify Grande B of any matters shown on the Survey or identified in the Title Commitment or the UCC Reports that Prentiss is unwilling to accept (collectively, "Prentiss' Objections"). If any of Prentiss' Objections consist of delinquent taxes, mortgages, deeds of trust, security agreements, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, notwithstanding anything herein to the contrary, Grande B shall be obligated to pay and discharge (or bond against in a manner sufficient to cause the Title Company to insure over such Prentiss' Objections) any such Prentiss' Objections and Escrow Agent is authorized to pay and discharge at Closing such Prentiss' Objections to the extent not paid and discharged or bonded against at Closing. Grande B shall not be obligated to incur any expenses to cure any non-monetary Prentiss' Objections (including, without limitation, any lis pendens filed against the Property) unless Grande B agrees to cure such non-monetary Prentiss' Objections as hereinafter provided. Grande B shall notify Prentiss on or before the Closing Date whether Grande B agrees to cure such non-monetary Prentiss' Objections. If Grande B notifies Prentiss in writing on or before the Closing Date that Grande B agrees to cure such non-monetary Prentiss' Objections, Grande B shall correct such non-monetary Prentiss' Objections on or before the Closing Date to the reasonable satisfaction of Prentiss. If Grande B does not notify Prentiss on or before the Closing Date of its agreement to cure such non-monetary Prentiss' Objections, Grande B shall be deemed to have elected not to cure such non-monetary Prentiss' Objections, and Prentiss shall elect (1) to waive such non-monetary Prentiss' Objections or (2) to terminate this Agreement, in which case the Deposit shall be promptly returned to Prentiss and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement. Grande B shall not, after the date of this Agreement, subject the Real Property to or permit or suffer to exist any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without Prentiss' prior written consent. All title matters revealed by the Title Commitment, UCC Reports and Survey and not objected to by Prentiss as provided above (other than those rendering title defeasible and delinquent taxes, mortgages, deeds of trust, security agreements and other liens and charges that are to be paid at Closing or bonded against as provided above) shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, Prentiss shall not be required to take title to the Real Property subject to any matters which (i) may arise subsequent to the effective date of the Title Commitment, UCC Reports and Survey examined by Prentiss during the Study Period and (ii) impairs title to any portion of the Property and will not be released or bonded against on or before the Closing Date. If a title exception is disclosed by the Title Company which was not shown in the Title Commitment or Survey and was not the result of Grande B's acts or omissions, then, unless Grande B notifies Prentiss in writing by the Closing Date that Grande B agrees to take such action as may be necessary to release such title exception on or before the Closing Date, Prentiss may (i) terminate this Agreement by written notice to Grande B, in which event the Deposit shall be promptly returned to Prentiss and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (ii) waive its objections to such title exception and consummate the transactions contemplated herein.

                                  ARTICLE III.
                    GRANDE B'S REPRESENTATIONS AND WARRANTIES

         To induce Prentiss to enter into this Agreement and to acquire the Property, Grande B and Brandywine OP hereby, jointly and severally, make the following representations and warranties with respect to the Property, upon each of which Grande B and Brandywine OP acknowledge and agree that Prentiss is entitled to rely and has relied:

         3.1 Organization and Power. Grande B and Brandywine OP are limited partnerships duly formed, validly existing and in good standing under the laws of the State of Delaware, are duly qualified to transact business in the Commonwealth of Virginia, and have all requisite powers and all material governmental licenses, authorizations, consents and approvals to carry on their respective business as now conducted and to enter into and perform their respective obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Grande B and/or Brandywine OP hereunder.

         3.2 Authorization, Execution and Disclosure. This Agreement has been duly authorized by all necessary action on the part of Grande B and Brandywine OP, has been duly executed and delivered by Grande B and Brandywine OP, constitutes the valid and binding agreement of Grande B and Brandywine OP and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. There is no other person or entity who has an ownership interest in the Property or whose consent is required in connection with Grande B's performance of its obligations hereunder which has not been obtained. The person executing this Agreement on behalf of Grande B and Brandywine OP have the authority to do so. Neither Grande B nor Brandywine OP has or will intentionally conceal any information regarding the Property.

         3.3 Non-contravention. The execution and delivery of, and the performance by Grande B and Brandywine OP of their respective obligations under, this Agreement do not and will not (a) contravene, or constitute a default under, any provision of (i) Grande B's Organizational Documents, (ii) applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Grande B or Brandywine OP or to which the Property is subject, the result of which could have a material adverse effect on the value of the Property or Grande B's ability to convey the Property to Prentiss and/or Grande B's or Brandywine OP's ability to perform its respective obligations under this Agreement, or (iii) result in the creation of any lien or other encumbrance on any asset of Grande B. There are no outstanding agreements (written or oral) pursuant to which Grande B (or any predecessor to or representative of Grande B) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof.

         3.4 No Special Taxes. Grande B has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

         3.5 Compliance with Existing Laws and Restrictive Covenants. To Grande B's knowledge, Grande B possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. Grande B has received no notice within the past three years, of any existing or threatened violation of any provision of any (a) Applicable Laws including, but not limited to, those of environmental agencies or insurance boards of underwriters with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations to the Property other than those that have been made prior to the date hereof, and (b) restrictive covenants or deed restrictions affecting the Real Property.

         3.6 Personal Property. All of the Personal Property being conveyed by Grande B hereunder is free and clear of all liens and encumbrances except for those which will be discharged by Grande B at Closing, and Grande B has good and merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

         3.7 Operating Agreements. There are no management, service, supply, maintenance, employment or other contracts in effect with respect to the Property of any nature whatsoever, written or oral, other than the Assumed Operating Agreements listed on Schedule 3.7 hereof and the Operating Agreements to be terminated pursuant to the last sentence of this Section 3.7. To Grande B's knowledge, Grande B has performed all of its obligations under each of the Assumed Operating Agreements in all material respects and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Assumed Operating Agreements. To Grande B's knowledge, all other parties to the Assumed Operating Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. Grande B has received no notice of any intention by any of the parties to any of the Assumed Operating Agreements to cancel the same, nor has Grande B canceled any of same. Grande B shall cause any Operating Agreements which are terminable without penalty to be terminated as of the Closing Date, which obligation shall not include the Assumed Operating Agreements.

         3.8 Condemnation Proceedings; Roadways. Grande B has received no notice of any condemnation or eminent domain proceeding pending or, to Grande B's knowledge, no such action is threatened, against the Property or any part thereof. Grande B has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street, creek or road adjacent to or serving the Real Property.

         3.9 Actions or Proceedings. There is no action, suit or proceeding pending or known to Grande B to be threatened against or affecting Grande B or Brandywine OP in any court, before any arbitrator or before or by any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Grande B is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) is reasonably likely to materially and adversely affect the business, financial position or results of operations of Grande B or Brandywine OP or the Property,
(c) is reasonably likely to materially and adversely affect the ability of Grande B or Brandywine OP to perform its respective obligations hereunder, or under any document to be delivered pursuant hereto, (d) is reasonably likely to create a lien on the Property, any part thereof or any interest therein or (e) is reasonably likely to otherwise materially and adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

         3.10 Bankruptcy. No Act of Bankruptcy has occurred with respect to Grande B or Brandywine OP.

         3.11 Hazardous Substances. To Grande B's knowledge, neither Grande B nor any previous owner, tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property in violation of any Applicable Laws. To Grande B's knowledge, no Hazardous Materials have migrated from or to the Property upon, about, or beneath other properties in violation of any Environmental Requirements. To Grande B's knowledge, neither the Property nor its existing or prior uses fail or failed to materially comply with Environmental Requirements. Grande B has no knowledge of any permits, licenses or other authorizations which are required under any Environmental Requirements with regard to the current uses of the Property which have not been obtained and complied with. To Grande B's knowledge, neither Grande B nor any prior owner, occupant or user of the Property has received any written notice concerning any alleged violation of Environmental Requirements in connection with the Property or any liability for Environmental Damages in connection with the Property for which Grande B (or Prentiss after Closing) may be liable. To Grande B's knowledge, no Hazardous Materials are constructed, deposited, stored or otherwise located on, under, in or about the Property in violation of any Environmental Requirements. To Grande B's knowledge, there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, summons or investigation, pending or threatened, relating to any alleged violation of Environmental Requirements on the Property, or from the suspected presence of Hazardous Materials thereon, or relating to any Environmental Damages. To Grande B's knowledge, there are no underground or above ground chemical treatment or storage tanks, or gas or oil wells are located on the Property. The representations and warranties made by Grande B in this Section 3.11 shall be subject to the matters disclosed in the environmental reports delivered by Grande B to Prentiss pursuant to Section 2.4(b)(12) hereof.

         3.12 Parties in Possession. There are no parties in possession of the Property except for tenants under written leases, copies of which will be delivered to Prentiss pursuant to the terms hereof.

         3.13 Leases. There are no leases, concessions or occupancy agreements in effect with respect to the Real Property other than the Leases listed on the Rent Roll attached as Schedule 3.13; and Schedule 3.13 attached hereto is a complete and correct list of all Leases in effect on the date of this Agreement. Grande B has not sent out any written notice of any default to any tenant under any Lease which has not been cured, except as set forth on Schedule 3.13. To Grande B's knowledge, Grande B has performed all obligations required of it under all of the Leases and there remain no unfulfilled obligations of Grande B under the Leases, the nonperformance of which could entitle a tenant to damages under such Lease or could cause Grande B to be in default under such Lease. Except as shown on Schedule 3.13, no tenant has given written notice to Grande B of its intention to institute litigation with respect to any Lease that has not been dismissed, and Grande B has not been served with a citation notifying Grande B of any litigation with respect to any Lease that has not been dismissed. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered except for any assignments, pledges or encumbrances which will be fully released on or before the Closing Date. The Rent Roll is true, correct and complete in all material respects as of the date shown in the Rent Roll and, to Grande B's knowledge, there has been no material adverse change with respect to any of the items shown on the Rent Roll during the period from the date thereof to the date of this Agreement, except as shown thereon.

         3.14 Leased Property. To Grande B's knowledge, all leases of the Leased Property, if any, are in good standing and free from default.

         3.15 No Unpaid Charges. Subject to Section 7.8 hereof, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Property which could give rise to any mechanic's or materialmen's or other statutory lien against the Property, or any part thereof, or for which Prentiss will be responsible or which will be due upon the initial occupancy of vacant space (such as a water or sewer connection or tap-in fee).

         3.16 Condition of Improvements. Grande B has not received any written notice, from any third party alleging that (a) any of the Improvements (i) are defective in design or construction, (ii) are not in operating condition and a satisfactory state of repair, or (iii) have roof leaks, (b) any mechanical systems are not in reasonable working order and repair, or (c) Grande B has failed to operate the Property in a commercially reasonable manner consistent with a modern office building; provided, however, the foregoing representation and warranty as to notices received shall not include any representation or warranty as to notices concerning the aesthetic or other subjective quality of the design of the Property or any system, element or component thereof and no representation or warranty shall be deemed made as to any defect disclosed in any property condition report obtained by Prentiss in connection with the Property.

         3.17 Access. Grande B has no knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of the Property's existing access to and from public streets or roads.

         3.18 No Commitments. No commitments have been made to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Prentiss to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property. Without limiting the generality of the foregoing, Grande B is not a party to any paving agreements or undertakings, payback agreements, revenue bonds, utility debt service expenses or other charges or expenses upon or relating to any of the Property or applicable thereto.

         3.19 Grande B Is Not a "Foreign Person". Grande B is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., Grande B is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

         3.20 Leasing Commissions. No brokerage or leasing commissions or other fees or compensation are due or payable, or will become due and payable as a result of agreements in place, to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extension or renewals thereof, except as set forth on Schedule 3.20 or 6.4(g) hereof.

         3.21 Other Agreements. There are no options, contracts or other obligations outstanding for the sale, exchange or transfer of any of the Property or any interest therein which would be superior to the rights of Prentiss under this Agreement or which would survive Closing.

         3.22 Existing Secured Indebtedness. There is no debt secured by liens on the Real Property, or any portion thereof, which will not be released and discharged as of the Closing.

         3.23 Employment on "At-Will" Basis. All persons and entities presently employed in connection with the operation and maintenance of the Property are employed on an "at will" basis, are dischargeable upon thirty (30) days' notice and, unless otherwise directed by Prentiss, shall be terminated by Grande B as of Closing. There are no labor disputes pending, nor to the best of Grande B's knowledge, contemplated pertaining to the operation or maintenance of the Property, or any part thereof. Grande B has no employment agreements, either written or oral, with any person which would require Prentiss to employ any person after the date hereof or the Closing Date.

         3.24 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. PRENTISS HEREBY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS ARTICLE III, OR AS OTHERWISE EXPRESSLY STATED HEREIN OR IN THE DEED OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, NEITHER GRANDE B NOR ANY AGENT, ATTORNEY, EMPLOYEE OR REPRESENTATIVE OF GRANDE B HAS MADE ANY REPRESENTATION WHATSOEVER REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, OR ANY PART HEREOF, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL NATURE OR CONDITION OF THE PROPERTY OR THE CAPABILITIES THEREOF, AND THAT PRENTISS, IN EXECUTING, DELIVERING AND/OR PERFORMING THIS AGREEMENT, DOES NOT RELY UPON ANY STATEMENT AND/OR INFORMATION TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, BY ANY INDIVIDUAL, FIRM OR CORPORATION EXCEPT THOSE EXPRESSLY CONTAINED HEREIN OR DELIVERED PURSUANT THERETO OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EXCEPT AS OTHERWISE PROVIDED HEREIN, PRENTISS AGREES TO TAKE THE PROPERTY "AS IS," AS OF THE DATE HEREOF, REASONABLE WEAR AND TEAR EXCEPTED. IN ADDITION, EXCEPT AS SET FORTH HEREIN, GRANDE B MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE COMPLIANCE WITH ANY ENVIRONMENTAL REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

Each of the representations and warranties contained in this Article III and its various subparagraphs are intended for the benefit of Prentiss and may be waived in whole or in part by Prentiss. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby as provided in
Section 10.11 hereof, except to the extent that Grande B gives Prentiss written notice prior to Closing of the untruth or inaccuracy of any representation or warranty, Prentiss otherwise obtains actual knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty, and Prentiss nevertheless elects to close this transaction. Prentiss shall be deemed to have actual knowledge of the untruth or inaccuracy of any representation or warranty only if (i) Prentiss receives written notice from Grande B satisfying the foregoing requirements, or (ii) Thomas F. August, Robert K. Wiberg, Michael Cooper or J. Kevan Dilbeck has actual knowledge of any such untruth or inaccuracy. Except to the extent otherwise expressly provided in the immediately preceding sentence, no investigation, audit, inspection, review or the like conducted by or on behalf of Prentiss shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Prentiss has the right to rely thereon and that each such representation and warranty constitutes a material inducement to Prentiss to execute this Agreement and to close the transaction contemplated hereby and to pay the Purchase Price to Grande B.

If any of Grande B's representations and warranties made hereunder are found by Prentiss to be incorrect prior to Closing to the extent they affect the Property or its operation in any material respect, Prentiss shall inform Grande B in writing and Prentiss' sole remedy, except as otherwise expressly provided in clause (a)(ii) of the first sentence of Section 9.3 hereof or the last sentence of Section 9.3 hereof, shall be termination of this Agreement on account thereof and refund of the Deposit. If Prentiss elects not to so terminate this Agreement, any remedy of Prentiss for breach of such warranties and representations made prior to the Closing shall be deemed to be irrevocably waived. Notwithstanding anything to the contrary contained in this Article, if Grande B breaches any representation or warranty made by Grande B and if prior to Closing Prentiss notifies Grande B that it elects to terminate this Agreement on account of such breach, Grande B may by written notice to Prentiss given or before the Closing Date agree to cure the breach (which breach must be cured on or before the Closing Date), and Prentiss shall thereupon be obligated to close the transaction and accept such cure as Prentiss' sole remedy for such breach.

The term "to Grande B's knowledge" or similar phrase shall mean the knowledge of Grande B's and Brandywine OP's chief executive officer, general counsel, chief financial officer and the current building engineer, property manager and leasing agent (collectively, "Grande B's Personnel with Knowledge") for the Property and such inquiry shall include the direction by Grande B to such persons to review all files in their possession relating to the operation, ownership, maintenance and management of the Property. Grande B covenants that if prior to Closing Grande B obtains actual knowledge that any of the facts represented and warranted by Grande B under this Agreement are or become untrue or inaccurate in any material respect, it will promptly inform Prentiss in writing of its discovery.

Grande B's Personnel with Knowledge shall not have any personal liability under this Agreement in their respective capacities as officers and/or directors of Grande B.

                                  ARTICLE IV.
                    PRENTISS' REPRESENTATIONS AND WARRANTIES

         To induce Grande B to enter into this Agreement and to convey the Property, Prentiss hereby makes the following representations and warranties, upon each of which Prentiss acknowledges and agrees that Grande B is entitled to rely and has relied:

         4.1 Organization and Power. Prentiss is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Prentiss hereunder. Prentiss has the financial capability to acquire the Property pursuant to this Agreement.

         4.2 Non-contravention. The execution and delivery of this Agreement and the performance by Prentiss of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of Prentiss' Organizational Documents or applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon Prentiss.

         4.3 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Prentiss in any court or before any arbitrator or before any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Prentiss is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Prentiss, or (c) could materially and adversely affect the ability of Prentiss to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

         4.4 Bankruptcy. No Act of Bankruptcy has occurred with respect to Prentiss.

         4.5 Authorization, Execution and Disclosure. This Agreement has been duly authorized by all necessary action on the part of Prentiss, has been duly executed and delivered by Prentiss, constitutes the valid and binding agreement of Prentiss and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

         5.1 As to Prentiss' Obligations. Prentiss' obligations hereunder are subject to the satisfaction of the following conditions precedent:

             (a) Grande B's Deliveries. Grande B shall have delivered to or for the benefit of Prentiss, on or before the Closing Date, all of the documents and other information required of Grande B pursuant to Sections 7.2 and 7.4 hereof.

             (b) Representations, Warranties and Covenants; Obligations of Grande B; Certificate. All of Grande B's representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made; Grande B shall have performed in all material respects all of its covenants and other obligations under this Agreement; and Grande B shall have executed and delivered to Prentiss at Closing a certificate to the foregoing effect.

             (c) Title Insurance. Good and indefeasible fee simple title to the Real Property shall be insurable as such by the Title Company, subject only to Permitted Title Exceptions as determined in accordance with Section 2.4 hereof and including, without limitation, all applicable deletions of standard exceptions and endorsements permitted under applicable state law which are customarily required by institutional investors purchasing property comparable to the Property.

             (d) Simultaneous Closings. There shall occur, simultaneously with Closing hereunder, closing under the Second Exchange Agreement.

             (e) Condition of Improvements. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Grande B shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property without Prentiss' prior written consent unless the same is replaced, prior to Closing, with a similar item of at least equal suitability, quality and value, free and clear of any lien or security interest.

             (f) Utilities. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property.

             (g) Due Diligence Materials. All rent rolls, lists, schedules and other documents furnished by Grande B to Prentiss under this Agreement shall be true and correct in all material respects, except for inaccuracies as to which Prentiss was given written notice by Grande B or otherwise had actual knowledge prior to the end of the Study Period.

             (h) No Additional Proceedings; Tenant Defaults. Except for matters as to which Prentiss was given written notice by Grande B or otherwise had actual knowledge prior to the end of the Study Period, on the Closing Date, there shall be no (a) litigation pending or threatened, seeking (i) to enjoin the consummation of the transactions contemplated hereunder, (ii) to recover title to the Property, or any part thereof or any interest therein, (iii) to increase substantially ad valorem taxes theretofore assessed against any of the Property, (iv) to enjoin the violation of any law, rule, regulation, restrictive covenant or zoning ordinance that may be applicable to the Property, or (v) claiming defaults or other liability of Grande B under Leases by tenants leasing five percent (5%) or more of the rentable square feet of the Improvements, in the aggregate or (b) monetary default in excess of thirty (30) days for which a written notice of default has been given to a tenant and which constitutes an event of default under, and as defined in, the applicable Lease, other material default or any threatened or reasonably anticipated material default by tenants leasing five percent (5%) or more of the rentable square feet of the Improvements, in the aggregate.

             (i) Estoppel Letters. The estoppel letters to be delivered at Closing pursuant to Section 7.2(g) hereof shall have been obtained and delivered and shall reflect no facts at material variance with the facts disclosed on the Rent Roll and records provided to Prentiss during the Study Period.

             (j) Other Estoppel Letters. Estoppel letters described in Section 7.2(w) hereof.

Each of the conditions contained in this Section 5.1 are intended for the benefit of Prentiss and may be waived in whole or in part, by Prentiss, but only by an instrument in writing signed by Prentiss.

         5.2 As to Grande B's Obligations. Grande B's obligations hereunder are subject to the satisfaction of the following conditions precedent:

             (a) Prentiss' Deliveries. Prentiss shall have delivered to or for the benefit of Grande B, on or before the Closing Date, all of the documents and payments required of Prentiss pursuant to Sections 7.3 and 7.4 hereof.

             (b) Representations, Warranties and Covenants; Obligations of Prentiss. All of Prentiss' representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made and Prentiss shall have performed in all material respects all of its covenants and other obligations under this Agreement.

             (c) Simultaneous Closings. There shall occur, simultaneously with Closing hereunder, closing under the Second Exchange Agreement.

Each of the conditions contained in this Section are intended for the benefit of Grande B and may be waived in whole or in part, by Grande B, but only by an instrument in writing signed by Grande B.

                                  ARTICLE VI.
                              COVENANTS OF GRANDE B

         To induce Prentiss to enter into this Agreement and to acquire the Property in exchange for the Exchange Property, Grande B covenants and agrees to the following:

         6.1 Operating Agreements. Prior to the Closing Date, Grande B shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property which cannot be terminated on or before the Closing Date, nor shall Grande B enter into any agreements modifying the Operating Agreements in any material respect, unless (a) any such agreement or modification will not bind Prentiss or the Property after the date of Closing or (b) Grande B has obtained Prentiss' prior written consent to such agreement or modification. Grande B agrees to cancel and terminate effective as of the Closing Date all property management agreements affecting the Property or any portion thereof.

         6.2 Warranties and Guaranties. Grande B shall not before or after Closing release or modify any Warranties and Guaranties, if any, except with the prior written consent of Prentiss.

         6.3 Insurance. Prior to the Closing Date, Grande B shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Grande B's Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. Grande B hereby indemnifies and holds Prentiss harmless from and against all losses, costs, damages and expenses resulting from actions involving bodily or personal injury or property damage in or about any of the Property that occurred prior to the Closing Date, regardless of when the claim was made, but only to the extent coverage under the applicable Insurance Policy or Policies is not sufficient and paid, and this indemnity shall survive the Closing Date.

         6.4 Operation of Property Prior to Closing. Grande B and Brandywine OP represent, warrant, covenant and agree with Prentiss that, between the date of this Agreement and the date of Closing:

             (a) Subject to the restrictions contained herein, Grande B shall operate the Property in the same manner in which Grande B operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted.

             (b) Grande B shall maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years.

             (c) Grande B shall maintain in full force and effect all Insurance Policies.

             (d) Grande B shall punctually perform and discharge all obligations and undertakings of Grande B under the Leases and shall not permit a default by Grande B to occur thereunder.

             (e) Grande B shall use and operate the Property in compliance with Applicable Laws and the requirements of any mortgage, ground lease, Lease, Operating Agreement and Insurance Policy affecting the Property.

             (f) Grande B shall cause to be paid prior to delinquency all ad valorem and other taxes due and payable with respect to the Property or its operation.

             (g) Without the express prior written consent of Prentiss (which consent shall not be unreasonably withheld and shall be deemed to have been given if Prentiss fails to respond to a written request from Grande B for such consent within two (2) business days following Prentiss' receipt of any such request), Grande B shall not: (i) enter into new Leases of any kind or nature affecting the Property; or (ii) grant a renewal or extension of any existing Lease, or consent to any assignment, sublease or expansion of any existing lease or portion thereof which, by the terms of any such Lease, requires Grande B's prior consent as a condition to any such renewal, extension, assignment, sublease or expansion. Grande B shall not, without the express written consent of Prentiss, in any manner change, modify, extend, renew or terminate any Lease except as required by the terms thereof, or waive in any material respect any of the tenant's obligations under any Lease. Grande B shall not apply all or any part of the security or damage deposit of a tenant under any Lease to obligations of such tenant, unless such tenant has vacated its portion of the Property as of the Closing Date. Notwithstanding the foregoing, Prentiss hereby approves the new Leases which have been entered into by Grande B and costs associated therewith, as more particularly described in Schedule 6.4(g) hereto.

             (h) Grande B shall cause all debts and liabilities for labor, materials, services and equipment incurred in the construction, operation and development of the Property, including leasehold improvements, to be promptly paid.

             (i) Neither Grande B nor Grande B's managing agent shall (1) make any agreements which shall be binding upon Prentiss with respect to the Property, or (2) reduce, or cause to be reduced any rents or any other revenues over which Grande B has operational control.

             (j) Grande B shall promptly deliver to Prentiss upon Prentiss' request such reports showing the revenue and expenses of the Property as Grande B customarily keeps or receives internally for its own use.

             (k) Except as required by the terms thereof or hereof, Grande B shall not in any manner change, modify, extend, renew or terminate any Operating Agreement which would be binding on Prentiss with respect to the Property without the express written consent of Prentiss.

             (l) Grande B shall promptly advise Prentiss of any litigation, arbitration or administrative hearing concerning or affecting the Property of which Grande B obtains actual knowledge.

             (m) Grande B shall keep all existing indebtedness, if any, current, shall comply with the terms and provisions of all debt instruments, not modify any such debt instruments and shall immediately send Prentiss copies of all correspondence received from the holder(s) of such debt.

         6.5 No Marketing. Grande B shall not market the Property for sale or enter into discussions or negotiations with potential purchasers of the Property unless this Agreement has been terminated pursuant to its terms.

         6.6 Leased Property. Grande B shall be solely responsible for all obligations relating to the Leased Property, and Prentiss shall have no obligations with respect thereto. The provisions of this Section 6.6 shall survive the Closing.

The foregoing covenants of Grande B are for the benefit of Prentiss or its assignee of its rights under this Agreement.

                                  ARTICLE VII.
                                     CLOSING

         7.1 Closing. The Closing shall occur within five (5) days after the conditions precedent set forth in Sections 5.1 and 5.2 have been satisfied. As more particularly described below, at the Closing the parties hereto will meet to (i) execute all of the documents required to be delivered in connection with the transactions contemplated hereby (the "Closing Documents"), (ii) deliver the same to Escrow Agent, and (iii) take all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur at the offices of the Escrow Agent. At the Closing, Prentiss shall deliver all title instruments transferring title to the Exchange Property in accordance with the Second Exchange Agreement to Escrow Agent, the Title Company shall update the title to the Property and, provided there has been no change in the status of title as reflected in the Title Commitment and Survey which has not been waived by Prentiss pursuant to Section 2.4(d) hereof, and Escrow Agent shall record the Deeds, release and date, where appropriate, the Closing Documents in accordance with the joint instructions of Grande B and Prentiss and shall send, by wire transfer, all sums, if any, owing to Grande B or Prentiss hereunder to Grande B or Prentiss, as applicable. At Closing, the Escrow Agent shall additionally send, by wire transfer, the Deposit, less the Independent Consideration, to Prentiss. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Possession of the Property shall be delivered to Prentiss on the Closing Date, subject only to Permitted Title Exceptions and the rights of tenants under the Leases. Notwithstanding anything herein to the contrary, if the Closing Date does not occur by April 30, 2001, and the provisions of Section 9.3 or 9.5 are not applicable, then either party may terminate this Agreement by notice to the other party hereto, in which event neither party shall have any further obligation to the other except for the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement, and the Deposit, less the Independent Consideration, shall be promptly refunded to Prentiss.

         7.2 Grande B's Deliveries. At the Closing, Grande B shall deliver to Escrow Agent all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Grande B and shall be dated as of the Closing Date:

             (a) The certificate required by Section 5.1(b) hereof.

             (b) The Deeds.

             (c) The Bill of Sale - Personal Property.

             (d) The Assignment and Assumption Agreement.

             (e) The Assignment of Leases.

             (f) An updated certified Rent Roll dated as of the date preceding the Closing Date.

             (g) Either (i) an estoppel letter in the form of Exhibit C hereto dated not more than thirty (30) days prior to the Closing Date (a) from each of the tenants under the Leases covering 7,500 square feet or more, and (b) from tenants leasing, in the aggregate, at least seventy-five percent (75%) of the remainder of the Improvements, or (ii) an estoppel letter executed by Grande B certifying to the matters specified in Exhibit C hereto for any tenant which does not execute an estoppel letter. Any estoppel letter provided by Grande B for a Lease pursuant to clause (ii) above shall state that Grande B shall have no liability thereunder if Grande B subsequently provides to Prentiss an estoppel letter in the form of Exhibit C from the tenant under such Lease.

             (h) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy subject only to the Permitted Title Exceptions and to eliminate such standard exceptions and to issue the endorsements thereto which are customarily required by institutional investors purchasing property comparable to the Property.

             (i) An updated Title Commitment issued by the Title Company, dated as of the date and time of Closing, subject only to the Permitted Title Exceptions.

             (j) The FIRPTA Certificate.

             (k) All original Warranties and Guaranties in Grande B's possession or reasonably available to Grande B.

             (l) To the extent in Grande B's possession or reasonably available to Grande B, a valid, final and unconditional certificate of occupancy for the Real Property and Improvements, issued by the appropriate Governmental Authority and, if required by Applicable Laws, transferred to Prentiss.

             (m) The originals of the Assumed Operating Agreements, duly assigned to Prentiss and with such assignment acknowledged and approved by the other parties to such Assumed Operating Agreements to the extent required by such Assumed Operating Agreements.

             (n) An assignment of each of the leases of the Leased Property to Prentiss, together with (i) the written consent of the lessors of such leases to such assignment, if required by such leases, and (ii) executed originals of all such leases in Grande B's possession or reasonably available to Grande B.

             (o) Executed originals of all Leases, leases of Leased Property, permits and, to the extent in Grande B's possession or control, Authorizations transferred or assigned to Prentiss at Closing as required hereunder and any other documents or instruments affecting the Property or the ownership and operation thereof.

             (p) All current real estate and personal property tax bills in Grande B's possession or under its control.

             (q) All books, records, operating reports, appraisal reports, files and other materials in Grande B's possession or control which are necessary in Prentiss' reasonable discretion to maintain continuity of operation of the Property. Prentiss covenants to permit Grande B to photocopy any of the matters described in this Subparagraph 7.2(q) for a period of three (3) years following the Closing Date, which covenant of Prentiss shall survive for such three (3) year period.

             (r) Written notice executed by Grande B notifying all interested parties, including, without limitation, all tenants under any Leases, that the Property has been conveyed to Prentiss effective as of the Closing Date and directing that all payments, inquiries and the like be forwarded to Prentiss at the address to be provided by Prentiss (or as otherwise directed by Prentiss).

             (s) A current UCC Report showing no financing statements by Grande B as Debtor covering the Property.

             (t) All keys to all locks on the Property in the possession of Grande B, together with an accounting for such keys in the possession of others.

             (u) Possession of the Property subject only to the Permitted Title Exceptions.

             (v) Certified copies of a incumbency certificate and resolutions authorizing the execution by Grande B of this Agreement and all documents to be executed by Grande B on the Closing Date.

             (w) Estoppel letters from each owners association created pursuant to restrictive covenants or deed restrictions affecting the Real Property certifying that (i) the Real Property complies with such restrictive covenants or deed restrictions, and (ii) no assessments are due and owing with respect to the Real Property, and estoppel letters from adjoining property owners who are parties to adjoining landowner agreements binding on any portion of the Real Property; provided, Grande B may execute an estoppel letter certifying to the foregoing matters for an owners association or property owner that does not execute any such estoppel letter, which estoppel letter shall continue in effect unless and until the applicable estoppel letter is subsequently provided from any such owners association or property owner.

             (x) Any other document or instrument reasonably requested by Prentiss in connection with the transactions contemplated hereby.

         7.3 Prentiss' Deliveries.

             (a) At the Closing, Prentiss shall deliver to Escrow Agent all title instruments transferring title to the Exchange Property, as set forth on Exhibit B hereof, in accordance with Section 2.1 hereof and as required by the terms and conditions of the Second Exchange Agreement.

             (b) At the Closing, Prentiss shall deliver to Grande B the Assignment and Assumption Agreement and the Assignment of Leases, duly executed by Prentiss.

             (c) At the Closing, Prentiss shall deliver to Grande B any other document or instrument reasonably requested by Grande B in connection with the transactions contemplated hereby.

         7.4 Mutual Deliveries. At the Closing, Prentiss and Grande B shall mutually execute and deliver each to the other:

             (a) A final closing statement reflecting the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

             (b) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto in connection with the transactions contemplated hereby or their respective counsel.

         7.5 Closing Costs. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal fees and expenses. Grande B shall pay for the costs associated with the releases of any deeds of trust, mortgages and other financing encumbering the Property that Grande B is to cause to be released pursuant to this Agreement and for any costs associated with any corrective instruments. Grande B shall pay all costs for title searches, tax certificates and all premiums for the issuance of the Title Policy; all costs of providing the matters described in Sections 2.4(b) and (d) to Prentiss; the grantor tax payable by a seller of real property in Virginia; and one-half (1/2) of any escrow fees or similar charges of the Escrow Agent. Prentiss shall pay the grantee tax payable by a purchaser of real property in Virginia and one-half (1/2) of any escrow fees or similar charges of the Escrow Agent. Grande B shall pay all prepayment penalties and other costs and expenses payable in connection with debt which Grande B is required to prepay on the Closing Date. Grande B shall pay all assessments levied or pending against the Property as of the Closing Date. All other expenses, including transfer taxes, surtaxes, and documentary transfer stamps, incurred by Grande B or Prentiss with respect to the Closing shall be borne and paid for exclusively by the party incurring same, without reimbursement, except to the extent otherwise specifically provided herein.

         7.6 Revenue and Expense Allocations. All revenues (including operating expense escalations) and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Grande B and Prentiss as provided herein. Grande B shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Prentiss shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the date of Closing. Such adjustments shall be shown on the closing statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the cash amount payable by the parties hereto. Without limiting the generality of the foregoing, the following items of revenue and expense shall be allocated at Closing:

             (a) Current rents.

             (b) Real estate and personal property taxes for the Property for the current calendar year 2001.

             (c) Revenue and expenses under the Assumed Operating Agreements to be assigned to and assumed by Prentiss.

             (d) Utility charges (including, but not limited to, charges for water, sewer and electricity).

             (e) Municipal or other governmental improvement liens, which shall be paid by Grande B at Closing where the work has physically commenced, and which shall be assumed by Prentiss at Closing where the work has been authorized, but not physically commenced.

             (f) All other revenues (including CAM charges) and expenses of the Property.

Prentiss shall receive a credit for purposes of calculating closing prorations for the total of (i) prepaid rents and (ii) unforfeited security deposits together with interest thereon held by Grande B under Leases.

Grande B shall pay or cause to be paid all real estate taxes and installments for special assessments (prorated to the Closing Date) for the Property due and payable in, or deferred with respect to the years prior to, the year in which the Closing occurs. All installments for special assessments (prorated to the Closing Date) pending, levied or due and payable on or prior to the Closing Date shall be paid by Grande B on or before the Closing Date. All subdivision and platting costs and expenses heretofore incurred by Grande B, including, without limitation, all subdivision exactions, fees and costs and all dedication of land for parks and other public uses or payment of fees in lieu thereof, shall be paid by Grande B on or prior to the Closing Date.

If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. The obligation to make the adjustment shall survive the closing of the transaction contemplated by this Agreement. Any revenue received or expense incurred by Grande B or Prentiss with respect to the Property after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. Grande B shall calculate and deliver to Prentiss for its approval and its transmittal to tenants under Leases, reconciliations of operating costs for the calendar year 2000, and Prentiss shall inform the tenants that Grande B prepared such reconciliations and can be contacted to discuss any questions concerning such reconciliations. The proration provisions of this Agreement shall survive the closing of the transaction contemplated hereby for a period of eighteen (18) months.

         7.7 Delinquent Rents. Any rents or other amounts which are delinquent as of the Closing shall not be adjusted or prorated at Closing, but Prentiss shall make a reasonable attempt to collect such amounts for the benefit of Grande B after the Closing; provided, however, that nothing contained herein shall be construed to require Prentiss to institute any lawsuit or other proceedings to collect such delinquent amounts. In this connection, the first monies collected by Prentiss from tenants or other persons owing delinquent rents or other amounts shall be applied to Prentiss' costs of collection, then to the current rents or obligations of such person to Prentiss, and the balance, if any, shall be delivered to Grande B, to the extent of the delinquency. Grande B shall be permitted to bring collection suits against tenants owing rent to Grande B that is more than thirty (30) days in arrears; however, Grande B may not bring eviction actions against any tenants under any of the Leases.

         7.8 Costs Associated with Certain Leasing Activities. Except as otherwise expressly set forth in this Section 7.8, all refurbishment allowances, tenant improvement costs and leasing commissions owing or which could become due and owing with respect to Leases entered into on or before the Closing Date shall be paid by Grande B when due, and Grande B shall indemnify and hold harmless Prentiss for claims brought against the Property or Prentiss arising therefrom, which indemnity shall survive the Closing. Notwithstanding the foregoing: (i) Prentiss shall pay to Grande B at the Closing an amount equal to the cost of all (x) leasing commissions paid by Grande B, prior to the Closing Date, to brokers other than affiliates of Grande B and (y) capital improvement costs incurred and paid by Grande B prior to the Closing Date in completing tenant improvements pursuant to (in the case of both (x) and (y)) (a) Leases entered into by Grande B on or after January 1, 2001 and other Leases, which are described on Schedule 6.4(g) or which have been approved or deemed approved by Prentiss pursuant to Section 6.4(g); (b) renewals, extensions or expansions of existing Leases expressly requiring the approval of Grande B as a condition to the exercise of such options which are exercised on or after January 1, 2001, which either are described on Schedule 6.4(g) or have been approved or deemed approved by Prentiss pursuant to Section 6.4(g); and (c) renewals, extensions or expansions of existing Leases not requiring the approval of Grande B as a condition to the exercise of such options which have been exercised on or after January 1, 2001; and (ii) Prentiss shall be responsible for refurbishment allowances, tenant improvement costs and leasing commissions shown in the Rent Roll or contained in Leases delivered pursuant to Section 2.4(b)(1) hereof that have not previously been paid by Grande B but are payable following the Closing Date under existing Leases on or after January 1, 2001 or which are contained in Leases entered into between January 1, 2001 and the Closing Date which are described on Schedule 6.4(g) or which have been approved or deemed approved pursuant to Section 6.4(g) hereof. The provisions of this Section 7.8 shall survive the Closing Date.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

         8.1 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, Grande B shall give written notice thereof to Prentiss promptly after Grande B learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, Prentiss shall have the right to terminate this Agreement pursuant to
Section 9.3 hereof. If Prentiss elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to Prentiss at Closing. Grande B shall not settle or compromise any such proceeding without Prentiss' written consent. If Prentiss elects to terminate this Agreement by giving Grande B written notice thereof prior to the Closing, the Deposit shall be promptly returned to Prentiss and all rights and obligations of Grande B and Prentiss hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

         8.2 Risk of Loss. The risk of any loss or damage to the Property prior to the recordation of the Deed shall remain upon Grande B. If any such loss or damage occurs prior to Closing which exceeds an amount equal to five percent (5%) of the Exchange Value, Prentiss shall have the right to terminate this Agreement pursuant to Section 9.3 hereof. If Prentiss elects not to terminate this Agreement pursuant to the immediately preceding sentence or a loss or damage occurs prior to Closing which does not exceed five percent (5%) of the Exchange Value, all insurance proceeds and rights to proceeds arising out of such loss or damage, less the reasonable expenses incurred in collecting such proceeds and, to the extent payable from insurance proceeds, reasonable expenses incurred in securing the Property following a casualty, shall be paid or assigned, as applicable, to Prentiss at Closing and Grande B shall pay Prentiss at the Closing the amount of any deductibles under the policies of insurance covering such loss or damage. Grande B shall be entitled to retain rent loss insurance proceeds received that are attributable to periods prior to the Closing Date. If Prentiss elects to terminate this Agreement pursuant to this
Section 8.2 by giving Grande B written notice thereof prior to the Closing, the Deposit shall be promptly returned to Prentiss and all rights and obligations of Grande B and Prentiss hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

         8.3 Broker. There is no real estate broker involved in this transaction. Prentiss warrants and represents to Grande B that Prentiss has not dealt with any real estate broker in connection with this transaction, nor has Prentiss been introduced to the Property or to Grande B by any real estate broker, and Prentiss shall indemnify Grande B and hold Grande B harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any other person, firm or corporation to a real estate brokerage commission or a finder's fee or a financial advisory fee as a result of having dealt with Prentiss, or as a result of having introduced Prentiss to Grande B or to the Property. In like manner, Grande B warrants and represents to Prentiss that Grande B has not dealt with any real estate broker in connection with this transaction, nor has Grande B been introduced to Prentiss by any real estate broker, and Grande B shall indemnify Prentiss and save and hold Prentiss harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee or a financial advisory fee as a result of having dealt with Grande B in connection with this transaction. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

         8.4 Bulk Sale. It shall be the obligation of Grande B to comply with any bulk sale requirements, statutes, laws, ordinances and regulations promulgated with respect thereto, if any, in the State in which the Property is located, or in or by any governmental entity having jurisdiction with respect thereto, and to provide proof of such compliance or proof that no such compliance is required, to Prentiss, at or prior to Closing. In any event, Grande B shall indemnify Prentiss and save and hold Prentiss harmless from and against any claims, suits, demands, liabilities or obligations of any kind or nature whatsoever, including all costs of defending same, and reasonable attorneys' fees paid or incurred in connection therewith, arising out of or relating to any claim made by any third party or any liability asserted by any third party that any applicable bulk sales law or like statute has not been complied with. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

                                  ARTICLE IX.
               LIABILITY OF PRENTISS; INDEMNIFICATION BY GRANDE B;
                           DEFAULT; TERMINATION RIGHTS

         9.1 Liability of Prentiss. Except for obligations expressly assumed or agreed to be assumed by Prentiss hereunder, Prentiss is not assuming any obligations of Grande B or any liability for claims arising out of any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date, and Grande B hereby indemnifies and holds Prentiss harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Prentiss as a result of (a) obligations of Grande B not expressly assumed or agreed to be assumed by Prentiss hereunder, or (b) acts, omissions or occurrences which occur, accrue or arise prior to the Closing Date. Prentiss hereby indemnifies and holds Grande B harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Grande B as a result of acts, omissions or occurrences relating to the Property arising and accruing from and after the Closing Date. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

         9.2 Indemnification by Grande B. Grande B hereby indemnifies and holds Prentiss and Prentiss' officers, partners, directors, shareholders, agents and employees (collectively, the "Indemnified Parties") harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Prentiss, whether incurred before or after Closing, as a result of any inaccuracy or breach by Grande B of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Grande B pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Grande B has given Prentiss written notice prior to Closing of the untruth or inaccuracy or of which Prentiss otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing; provided, however, the foregoing knowledge limitation on Grande B's indemnity shall not limit Prentiss' remedy described in Section 9.3(a)(ii) hereof or in the last sentence of Section 9.3 hereof. The provisions of this Section shall survive the Closing of the transaction contemplated hereby as provided in Section 10.11 hereof, and shall, following any assignment of this Agreement by Prentiss, continue in favor of the Indemnified Parties of the original Prentiss hereunder as well the Indemnified Parties of any assignee during said survival period.

         9.3 Default by Grande B/Failure of Conditions Precedent. If any condition set forth herein for the benefit of Prentiss cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Prentiss to terminate this Agreement and its obligations hereunder, and if Grande B fails to cure any such matter or satisfy that condition within ten
(10) business days after notice thereof from Prentiss (or such other time period as may be explicitly provided for herein), Prentiss, at its option, may elect
(a) to terminate this Agreement, in which event (i) the Deposit, less the Independent Consideration, shall be promptly returned to Prentiss, (ii) if the condition which has not been satisfied is a breach of a representation, warranty or covenant known by Grande B to have been inaccurate or misleading when made, then Grande B shall be obligated upon demand to reimburse Prentiss for Prentiss' actual out-of-pocket inspection, financing and other costs related to Prentiss' entering into this Agreement, inspecting the Property and preparing for a Closing of the transaction contemplated hereby, including, without limitation, Prentiss' attorneys' fees incurred in connection with the preparation, negotiation and execution of this Agreement and in connection with Prentiss' due diligence review, audits and preparation for a Closing up to an aggregate amount equal to $100,000.00; provided, the foregoing shall not limit or include the sums which may be payable by Grande B pursuant to Section 9.6 below, and (iii) all other rights and obligations of Grande B and Prentiss hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; (b) elect to proceed to Closing; or (c) seek to enforce Grande B's obligations hereunder by specific performance. If Prentiss elects to proceed to Closing and there is either a misrepresentation or breach of a warranty by Grande B (other than a breach of a representation or warranty of which Prentiss had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing) or the breach of a covenant by Grande B or a failure by Grande B to perform its obligations hereunder first discovered by Prentiss after the Closing Date, Prentiss shall retain all remedies accruing as a result thereof, including, but not limited to, the remedy of specific performance of Grande B's covenants and obligations and the remedy of the recovery of all reasonable damages resulting from Grande B's breach of warranty or covenant. Notwithstanding the foregoing, if the condition which has not been satisfied is a breach of one or more representations and warranties by Grande B or Brandywine OP in this Agreement and/or in any of the other documents executed of even date herewith among Prentiss, Grande B, Brandywine OP or any of their respective affiliates (the "Other Documents"), Prentiss has elected to proceed to Closing, and Prentiss can reasonably quantify the damage resulting from such breach of representations and warranties with reasonable support for such calculation of damages, then (i) if the aggregate damage is no greater than $150,000.00 (the "First Threshold Level"), then Grande B shall have no obligation to either cure such breaches of representations and warranties or pay Prentiss at Closing in the event Prentiss elects to close the transaction described in this Agreement and the Other Documents; (ii) if such aggregate damage is greater than the First Threshold Level but less than $1,500,000.00, then Grande B must prior to the Closing Date either cure such breaches of representations and warranties to the reasonable satisfaction of Prentiss or Grande B shall pay Prentiss at the Closing an amount equal to the actual damages as reasonably determined by Prentiss as aforesaid, less the First Threshold Level; and (iii) in the event the aggregate damages resulting from such breaches of representations and warranties would exceed $1,500,000.00, then Prentiss may either (A) terminate this Agreement and the Other Documents, in which event the Deposit (less the Independent Consideration) shall be promptly refunded, or (B) Prentiss may close the transaction as described in this Agreement and the other Transaction Documents and Prentiss shall be paid by Grande B and Brandywine OP the amount of $1,350,000.00, which amount shall be the maximum aggregate amount payable by Grande B and Brandywine OP under the last sentence of Section 9.3 of this Agreement and all of the Other Documents.

         9.4 Indemnification by Prentiss. Prentiss hereby indemnifies and holds Grande B harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Grande B, whether incurred before or after Closing, as a result of any inaccuracy or breach by Prentiss of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Prentiss pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Prentiss has given Grande B written notice prior to Closing of the untruth or inaccuracy or of which Grande B otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing. The provisions of this Section shall survive the Closing of the transaction contemplated hereby for the period described in Section 10.11 hereof.

         9.5 Default by Prentiss/Failure of Conditions Precedent. If any condition set forth herein for the benefit of Grande B (other than a default by Prentiss) cannot or will not be satisfied prior to Closing, and if Prentiss fails to satisfy that condition within ten (10) business days after notice thereof from Grande B (or such other time period as may be explicitly provided for herein), Grande B may, at its option, elect either (a) to terminate this Agreement in which event the Deposit shall be promptly returned to Prentiss and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Prentiss defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Prentiss fails to cure any such default within ten (10) business days after notice thereof from Grande B, then Grande B's sole remedy for such default shall be either (i) to terminate this Agreement and retain the Deposit or (ii) to pursue the remedy of specific performance compelling Prentiss to acquire the Property pursuant to the provisions of this Agreement.

         9.6 Costs and Attorneys' Fees. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

         9.7 Limitation of Liability. Notwithstanding anything herein to the contrary, except in the case of fraud by either party, the liability of each party hereto resulting from the breach or default by either party shall be limited to actual damages incurred by the injured party and except in the case of fraud by either party, the parties hereto hereby waive their rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this Section 9.7 shall survive the Closing of the transaction contemplated hereby.

                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

         10.1 Completeness; Modification. This Agreement and the Second Exchange Agreement constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto. Any waiver of rights under this Agreement shall be effective only if in writing and duly executed and delivered by the party against whom such waiver is asserted.

         10.2 Assignments. Prentiss may assign its rights hereunder without the consent of Grande B to any affiliate of Prentiss, in which event, except as otherwise specified herein, such assignee shall be the "Prentiss" hereunder; however, any such assignment shall not relieve the original Prentiss of its obligations under this Agreement, including specifically the obligation to close the purchase of the Property in accordance with this Agreement as though there were no assignment.

         10.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         10.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

         10.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

         10.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10.8 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

         If to Grande B: Brandywine Realty Trust
                         14 Campus Boulevard, Suite 100
                         Newtown Square, PA  19073-3780
                         Attn: Brad A. Molotsky, General Counsel
                         Fax No.: 610-325-4628

         If to Prentiss:      Prentiss Properties Acquisition Partners, L.P.
                              3860 West Northwest Highway, Suite 400
                              Dallas, Texas  75220
                              Attn.: J. Kevan Dilbeck, General Counsel
                              Fax No.: (214) 350-2409

         With a copy to:      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1700 Pacific Avenue, Suite 4100
                              Dallas, Texas  75201-4675
                              Attn.:  Randall M. Ratner, P.C.
                              Fax No.:  (214) 969-4343

         If to Escrow Agent:  Chicago Title Insurance Company
                              2001 Bryan Street, Suite 1700
                              Dallas, Texas  75201
                              Attn.:  Ellen Schwab
                              Fax No.:  (214) 965-1629

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.

         10.9 Escrow Agent. Escrow Agent referred to in the definition thereof contained in Section 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; or (e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may, if such Escrow Agent so elects, interplead the matter by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

         10.10 Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

         10.11 Survival. All of the representations, warranties, covenants and agreements of Grande B and Prentiss made in, or pursuant to, this Agreement shall survive Closing through the period ending twelve (12) months thereafter and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith; provided, however, the covenants in the last sentence of Section 2.4(b) and Section 7.6 shall survive for the time period described in such Sections, and the covenants in Sections 6.6 and 7.8 and the indemnities in this Agreement shall have an unlimited survival period. In the event a claim for indemnity is asserted in good faith prior to the expiration of the applicable survival period, the claim may be asserted and the indemnity shall continue notwithstanding the expiration of the survival period.

         10.12 Further Assurances. Grande B and Prentiss each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein. Grande B agrees to promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any of the Exhibits or Schedules hereto.

         10.13 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Grande B and Prentiss specifically established hereby.

         10.14 Time of Essence. Time is of the essence with respect to every provision hereof.

         10.15 Signatory Exculpation. The signatory(ies) for Prentiss, Grande B and Brandywine OP are executing this Agreement in his/their capacity as representative of Prentiss, Grande B and Brandywine OP, respectively, and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it. No recourse shall be had for any obligation of Prentiss, Grande B or Brandywine OP under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, Prentiss Properties Trust, Prentiss, Grande B or Brandywine OP, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the parties hereto and all parties claiming by, through or under them.

         10.16 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

             (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

             (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

             (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

             (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

             (e) As used herein, the term or phrases "Effective Date," "date of this Agreement" or "date hereof" shall mean the first date Escrow Agent is in receipt of this Agreement executed by Grande B and Prentiss.

         10.17 Like-Kind Exchange. Grande B agrees to cooperate reasonably with Prentiss in effecting an exchange transaction which includes the Property, pursuant to Section 1031 of the United States Internal Revenue Code, provided that any such exchange transaction, and the related documentation, shall: (a) be at the sole cost and expense of Prentiss; (b) not require Grande B to execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties; (c) not delay the Closing; (d) not include Grande B becoming involved in a transaction with a third party; and (e) not otherwise be contrary to or inconsistent with the terms of this Agreement.

         10.18 SEC Reporting (8-K) Requirements. For the period of time commencing on the date hereof and continuing through the second anniversary of the Closing Date, and without limitation of other document production otherwise required of Grande B hereunder, Grande B shall, from time to time, upon reasonable advance written notice from Prentiss, provide Prentiss and its representatives, with access to all financial and other information pertaining to the period of Grande B's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of outside, third party accountants (the "Accountants") for Prentiss, to enable Prentiss and its Accountants to prepare financial statements in compliance with any or all of
(a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to Prentiss or Prentiss Properties Trust ("PPT"); and
(c) any registration statement, report or disclosure statement filed with the Commission by PPT; and a representation letter, signed by the individual(s) responsible for Grande B's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Prentiss' or PPT's financial statements.

         IN WITNESS WHEREOF, Grande B and Prentiss have caused this Agreement to be executed in their names by their respective duly authorized representatives.

                          GRANDE B:

                          BRANDYWINE GRANDE B, L.P., a Delaware
                          limited partnership

                          By:      BRANDYWINE GRANDE B CORP., a
                                   Delaware corporation, its general partner


                                   By:   /s/ Gerard H. Sweeney
                                         --------------------------------------
                                   Title: President and Chief Executive Officer
                                          -------------------------------------

                                   Date of Execution: March 14, 2001

                          PRENTISS:

                          PRENTISS PROPERTIES ACQUISITION
                          PARTNERS, L.P., a Delaware limited partnership

                          By: Prentiss Properties I, Inc., a Delaware corporation, its general partner


                                   By:   /s/ Thomas F. August
                                         --------------------------------------
                                   Title: President and Chief Executive Officer
                                          -------------------------------------

                                   Date of Execution: March 14, 2001

         Brandywine OP is executing this Agreement for the purpose of (a) consenting to the provisions of Sections 3.1 and 6.4 of this Agreement, and (b) agreeing to guaranty all indemnities of Grande B in this Agreement and all documents executed in connection with this Agreement.

                          BRANDYWINE OPERATING PARTNERSHIP, L.P.

                          By:      Brandywine Realty Trust, its general partner


                                   By:   /s/ Gerard H. Sweeney
                                         --------------------------------------
                                   Title: President and Chief Executive Officer
                                          -------------------------------------

                             RECEIPT OF ESCROW AGENT

         Chicago Title Insurance Company, as Escrow Agent, acknowledges receipt of the sum of $700,050.00 by wire transfer, from Prentiss as described in
Section 2.3 of the foregoing Exchange Agreement, said wire transfer to be held pursuant to the terms and provisions of said Agreement.

         DATED this _____ day of __________, 2001.

                                      CHICAGO TITLE INSURANCE COMPANY



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------